Exhibit 10.13

EXECUTION VERSION

NEW ACADEMY HOLDING COMPANY LLC

2011 Unit Incentive Plan

1. Purpose of Plan

The New Academy Holding Company LLC 2011 Unit Incentive Plan (the “Plan”) is designed to:

(a) promote the long term financial interests and growth of New Academy Holding Company LLC, a Delaware limited liability company (the “Company”), and its subsidiaries and Affiliates by attracting and retaining management and other personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company;

(b) motivate management personnel by means of growth-related incentives to achieve long range goals; and

(c) further the alignment of interests of participants with those of the Members of the Company and the direct and indirect members of the Company through opportunities for increased equity, or equity-based ownership, in the Company.

2. Definitions

Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Amended and Restated Limited Liability Company Agreement of the Company dated as of August 26, 2011, as amended, modified or supplemented from time to time (the “LLC Agreement”). As used in the Plan, the following words shall have the following meanings:

(a) “Affiliate” means with respect to any Person, any Person directly or indirectly through one or more intermediaries controlling, controlled by or under common control with such Person.

(b) “Award” means a grant of a Unit or any Unit-based compensation made to a Participant pursuant to the Plan and described in Section 4.

(c) “Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

(d) “Beneficial Owner” means a “beneficial owner”, as such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto).

(e) “Board” means (i) prior to an IPO, the Board of Managers of the Company and (ii) on or after an IPO, the board of directors of the Company.

(f) “Change of Control” means (a) the sale of all or substantially all of the assets of the Company or the Managing Member to any Person (or group of Persons acting in concert), other than to (A) the Managing Member or its Affiliates or (B) any employee benefit plan (or trust forming a part thereof) maintained by the Company or its Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by the Company; (b) a merger, recapitalization or other sale by the Company, or the Managing Member or any of its respective Affiliates, to a Person (or group of Persons acting in concert) of equity interests that results in any Person (or group of Persons acting in concert) (other than (A) the Managing Member or its Affiliates or (B) any employee benefit plan (or trust forming a part thereof) maintained by the Company or its Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by the Company) owning more than 50% of the equity interests or voting power of the Managing Member or the Company (or any resulting company after a merger) or Academy, Ltd.; or (c) any event which results in the KKR 2006 Fund L.P. and its Affiliates ceasing to hold the ability to elect a majority of the Board; provided, however, that with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and that, pursuant to its terms, would vest and/or become settled upon a Change of Control, the foregoing definition shall apply for purposes of vesting of such Award, but settlement of each such Award in connection with such Change of Control shall not occur until the earliest of (i) a Change of Control if such Change of Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code; (ii) the date such Award would otherwise have been settled pursuant to the terms of the Award Agreement; and (iii) the Participant’s “separation of service” within the meaning of Section 409A.

(g) “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

(h) “Committee” means the committee described in Section 3 hereof (or if a committee has not been appointed by the Board, the Board shall be deemed to be the Committee for purposes of this Plan) or the Board, if it acts in lieu of the Committee.

(i) “Disabled” or “Disability” shall have the meaning in any Individual Agreement to which the Participant is a party, or if there is no such Individual Agreement or it does not define “Disability”, “Disabled” or “Disability” shall have the meaning set forth in the LLC Agreement or a given Award Agreement, as applicable, provided, however, that, with respect to an Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A, with respect to such Award, the terms “Disabled” and “Disability” shall have the meaning set forth above for purposes of vesting of such Award, provided that such Award shall not be settled until the earliest of: (i) the Participant’s “disability” within the meaning of in Section 409A of the Code and Treasury Regulation Section 1.409A-3(i)(4) thereunder; (ii) the Participant’s “separation from service” within the meaning of Section 409A; and (iii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor act thereto.

(k) “Fair Market Value” means the fair market value of one Membership Unit on any given date, without minority or illiquidity discount, as determined reasonably and in good faith by the Board; provided, however, such valuation method shall be in accordance with Section 409A, to the extent applicable and/or appropriate. The Committee may in good faith adopt a different methodology for determining Fair Market Value if necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award.

(l) “Group” means “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(m) “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its subsidiaries or Affiliates.

(n) “IPO” means the first firm commitment underwritten public offering and sale of (x) Membership Units or (y) of equity securities into which Membership Units are convertible or exchangeable of (i) the Company or any successor entity formed or into which the Company is converted or (ii) any corporation (including, as appropriate, a blocker entity) that owns directly or indirectly interests in the Company or any other entity similarly formed to facilitate the foregoing, pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) or the Company or any successor entity formed or into which the Company is converted becoming a reporting company with respect to its common equity securities under Sections 12 or 15 of the Exchange Act or equivalent foreign rule or regulation.

(o) “Managing Member” means Allstar LLC, a Delaware limited liability company.

(p) “Participant” means an employee, director or member, consultant or other service provider of the Company or any of its affiliates who is selected by the Board or the Committee to participate in the Plan, including any Person to whom one or more Awards have been made and remain outstanding.

(q) “Person” means “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(r) “Section 409A” means Section 409A of the Code, as amended, and the regulations, rulings, notices or other guidance promulgated thereunder.

(s) “Unit Option” means an option to purchase Membership Units granted pursuant to the Plan.

3. Administration of Plan

(a) The Plan shall be administered by the Board or, if the Board shall so determine, by a Committee consisting of one or more members of the Board. The members of the Committee shall be selected by the Board. Any member of the Committee may resign by giving written notice thereof to the Board, and any member of the Committee may be removed at any time, with or without cause, by the Board. If, for any reason, a member of the Committee shall cease to serve, the vacancy shall be filled by the Board. During any period of time in which the Plan is administered by the Board, all references in the Plan or any Award Agreement to the Committee shall be deemed to refer to the Board.

(b) Except as otherwise provided in an Award Agreement, the Committee shall have full power and authority to administer and interpret the Plan, Awards granted under the Plan and each Award Agreement, including, without limitation, the power to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and any Award Agreement, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan, Awards and any Award Agreements, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, Awards or any Award Agreement, (vi) amend the Plan, Awards and any Award Agreement to reflect changes in applicable law or, without the consent of the Participants, make any other amendment not adverse to the Participants, (vii) determine from among those persons determined to be eligible for the Plan, the particular persons who will be Participants, (viii) grant Awards under the Plan and determine the terms and conditions of such Awards, consistent with the express limitations of the Plan, (ix) delegate such powers and authority to such persons as it deems appropriate; provided that any such delegation is consistent with applicable law and any guidelines as may be established by the Board from time to time and (x) waive any conditions under any Awards. Except as otherwise provided in an Award Agreement, the determination of the Committee on all matters relating to the Plan, Award Agreement or any Awards in good faith and with and upon advice of counsel shall be final, binding and conclusive upon all persons.

(c) The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons at the expense of the Company. The Board, Committee, the Company, and the officers, and Members of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. Except as otherwise provided in an Award Agreement, all actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4. Awards

(a) From time to time, the Committee will determine the form, amounts, terms, conditions and limitations of Awards, consistent with the terms of this Plan. The form, amount, terms, conditions and limitations of each Award under the Plan shall be set forth in an Award Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, that such Award Agreement shall contain provisions dealing with the treatment of Awards in the event of the termination of employment or service (as applicable), Disability or death of a Participant. Such Awards may take the following forms described in Section 4(b) and 4(c) hereunder, in the Committee’s sole discretion.

(b) An Award may be made by the Committee in the form of Unit Options, in which case the Award Agreement evidencing such Award shall include, inter alia, the option exercise period and the option exercise price (which shall not be less than 100% of the Fair Market Value of a Membership Unit on the date the Unit Option is granted, other than in the case of Unit Options granted in substitution of previously granted awards as described herein) and such other terms, conditions or restrictions on the grant or exercise of the Unit Option as the Committee deems appropriate not inconsistent with this Plan. In addition to other restrictions contained in the Plan, an option granted under this Section 4(b) may not be exercised more than 10 years after the date it is granted. Except as otherwise provided in an Award Agreement or as the Committee may determine, the purchase price for the Membership Units as to which a Unit Option is exercised shall be paid in full at the time of exercise at the election of the Participant (i) in cash, (ii) with the consent of the Committee, in Membership Units (any such Membership Units valued at Fair Market Value on the date of exercise) that the Participant has held for at least six months (or such other period of time as may be required by the Company’s accountants), (iii) with the consent of the Committee, through the withholding of Membership Units (any such Membership Units valued at Fair Market Value on the date of exercise) otherwise issuable upon the exercise of the Unit Option in a manner that is compliant with applicable law, or (iv) a combination of the foregoing methods, in each such case in accordance with the terms of the Plan and the Option Agreement; provided, that except as otherwise provided in an Award Agreement, the Participant will pay any taxes due in respect of such exercise in cash. No Participant shall have any rights to distributions or other rights of a Membership Unit holder with respect to Membership Units subject to a Unit Option until the Participant has given written notice of exercise of the Unit Option, the Participant has paid in full for such Membership Units, the Membership Units in question have been recorded on the Company’s register of interest holders, and if applicable, the Participant has satisfied any other conditions reasonably imposed by the Company pursuant to and in accordance with the Plan and the applicable Award Agreement.

(c) An Award may be made by the Committee in the form of restricted Membership Units, phantom Membership Units, warrants or other securities that are convertible, exercisable or exchangeable for or into Membership Units, or based on the Fair Market Value of Membership Units in which case the Award Agreement evidencing such Award shall include, inter alia, such terms, conditions or restrictions, as the Committee determines appropriate. Unless otherwise agreed by the Committee or provided in any Award Agreement, the Participant will pay any taxes due in respect or any Award in cash.

(d) As a condition to the exercise, settlement, conversion or exchange of an Award into Membership Units, or the grant of an Award of Membership Units (including restricted Membership Units), the Participant will be required to become a party to the LLC Agreement, execute such other documents and instruments as are reasonably and customarily required by the Company to evidence compliance with applicable federal and state securities and “blue sky” laws, and the Membership Units acquired will be held subject to, and in compliance with, the terms and conditions of the LLC Agreement.

5. Membership Units Subject to the Plan; Limitations and Conditions

(a) Subject to Section 8, the number of Membership Units available for Awards under this Plan shall be equal to 18,160,000 Membership Units. Unless restricted by applicable law, Membership Units related to Awards that are forfeited, terminated, canceled or expire unexercised shall immediately become available for new Awards.

(b) No Awards shall be granted under the Plan beyond ten years after the effective date of the Plan as set forth in Section 13, but the terms of Awards made on or before the expiration of the Plan may extend beyond such expiration date. At the time an Award is made or amended or the terms or conditions of an Award are changed in accordance with the terms of the Plan or the Award Agreement, the Committee may provide for limitations or conditions on such Award.

(c) No such Awards shall, prior to vesting and delivery thereof to the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(d) Other than as specifically provided in the LLC Agreement, the Award Agreement and/or in the Management Unitholder’s Agreement to be entered into by and between the Company and a given Participant (the “Management Unitholder’s Agreement”), no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(e) Unless otherwise determined by the Committee and other than as specifically provided in the LLC Agreement, the Award Agreement and/or in the Management Unitholder’s Agreement, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by his legatees, personal representative, or distributees.

(f) Other than as specifically provided in the LLC Agreement, the Award Agreement and/or in the Management Unitholder’s Agreement, Participants shall not be, and shall not have any of the rights or privileges of, Members of the Company in respect of any Awards exercisable, settled, convertible or exchangeable into Membership Units, unless and until book entry representing such Membership Units has been made and admission of the Participant as a Member pursuant to the LLC Agreement has occurred.

(g) Except as otherwise determined by the Committee or as specifically provided in the LLC Agreement, the Award Agreement and/or in the Management Unitholder’s Agreement, no exercise of any Award may be made during a Participant’s lifetime by anyone other than the Participant, except by a legal representative appointed for or by the Participant in accordance with the requirements set forth by the Company.

(h) Absent express provisions to the contrary in the applicable retirement, severance and/or other benefit plan or arrangement, any Award under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement or severance plan of the Company or its Affiliates and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation.

6. Transfers and Leaves of Absence

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among the Company and any of its Affiliates shall not be deemed a termination of employment, and (b) a Participant who is awarded in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (and any of its Affiliates) during such leave of absence.

7. Adjustments

(a) In the event of any equity split, spin off, equity distribution or dividend (other than regular cash dividends or distributions), equity combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, or similar event, the Committee shall adjust appropriately (i) the number and kind of Membership Units subject to the Plan, as set forth in Sections 5 and 6 hereof, and available for or covered by Awards and (ii) the exercise prices of Unit Options and Membership Unit prices related to outstanding Awards, and make such other revisions or substitutions to outstanding Awards, in each case, as it deems, in good faith, to be equitable or required; provided that (A) any adjustments made pursuant to Sections 7 or 8 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A of the Code; (B) any adjustments made pursuant to Section 7 or 8 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (1) continue not to be subject to Section 409A or (2) comply with the requirements of Section 409A; and (3) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Sections 7 or 8 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A at the time of grant to be subject thereto as of the time of grant.

(b) Any adjustment provided under this Section 7 may, in the Committee’s discretion, provide for the elimination of any fractional Membership Unit that might otherwise become subject to an Award

8. Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

In the event of a Change of Control after the effective date of the Plan, the Committee may (subject to Section 11), in its sole discretion, provide for one or more of the following: (i) adjust all Awards as contemplated in Section 7 hereof, (ii) accelerate the vesting and/or exercisability of Awards, subject to the consummation of such Change of Control, (iii) cancel Awards for fair value (as determined in the sole reasonable discretion of the Committee) which, in the case of Unit Options or other Awards subject to exercise shall be not less than the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Membership Units subject to such Award (or, if no consideration is paid in any such transaction, the Fair Market Value of the Membership Units subject to such Award) over the aggregate option price of such Award; (iv) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder or (v) provide that for a period of at least 20 days prior to the

Change of Control and following written notice to any affected Participants, the Unit Options or other Awards subject to exercise shall be exercisable as to all Membership Units subject thereto (whether vested or unvested) and that upon the occurrence of the Change of Control, to the extent not theretofore exercised by the Participant, such Award shall terminate and be of no further force and effect.

9. Amendment and Termination

(a) The Committee shall have the authority to make such amendments to any outstanding Awards as are consistent with this Plan, provided that no such action shall modify any Award in a manner adverse in any material respect to the Participant without the Participant’s consent except as such modification is provided for or contemplated in the terms of the Award or this Plan (including, for the avoidance of doubt, pursuant to Sections 7 or 8 hereof).

(b) Other than as specifically provided in any Award Agreement, the Board may amend, suspend or terminate the Plan except; that no such action, other than an action under Sections 7 or 8 hereof, may be taken which would, without Member approval, increase the aggregate number of Membership Units available for Awards under the Plan, decrease the price of outstanding Awards, change the requirements relating to the Committee as set forth in Section 3 hereof, or extend the term of the Plan.

10. Governing Law

(a) This Plan shall be governed in all respects by the laws of the State of Delaware without giving effect to the principal of conflict of laws.

(b) The Committee may make Awards to employees, non-employee members of the Board, consultants, or other persons having a relationship with the Company or any of its Affiliates who are subject to the laws of jurisdictions other than those of the United States, which Awards may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with non-US, laws or otherwise as deemed to be necessary or desirable by the Committee.

11. Conformity to Section 409A

It is intended that all Awards under this Plan and any Award Agreement, either be exempt from or comply with Section 409A. All Unit Options or other similar Awards that are granted with an exercise price shall be granted with an exercise price such that the Award would not constitute deferred compensation under Section 409A or shall otherwise be structured to avoid taxation under Section 409A unless and to the extent that the Committee specifically determines otherwise. Any ambiguity in this Plan and any Award Agreement shall be interpreted to comply with Section 409A. In the case of an Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A, no termination of employment shall be deemed a termination from employment for purposes of such Award unless it is a “separation from service” under Section 409A. To the extent applicable, as determined in the sole discretion of the Committee with and upon advice of counsel, (a) each amount or benefit payable pursuant to this Plan and any Award Agreement shall be deemed a separate payment for purposes of Section 409A and (b) in the event the equity interests of the Company are publicly traded on an established securities market or otherwise and the Participant is a “specified employee” (as determined under the Company’s administrative procedure for such determinations, in accordance with Section 409A) at the time of the Participant’s termination of employment, any payments under this Plan or any Award Agreement that are deemed to be non-qualified deferred compensation subject to Section 409A and that are payable (whether in cash, Membership Units or other property) in connection with the Participant’s separation from service shall not be paid or begin payment until the earlier of the Participant’s death and the first day following the six (6) month anniversary of the Participant’s separation from service. The Committee shall use commercially reasonable efforts to implement the provisions of this Section 11 in good faith; provided that neither the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 11 to the extent administered in accordance therewith and with the terms of the Award Agreement.

12. Withholding Taxes

If the Company and/or any Affiliate shall be required to withhold any amounts by reason of any Federal, State, local or foreign tax rules or regulations in respect of any Award, the Company and/or any Affiliate shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements. The Company or any of its Affiliates shall have the right, at its option, to (a) require the Participant to pay or provide for payment of the amount of any taxes which the Company or any of its Affiliates may be required to withhold with respect to such Award, (b) deduct from any amount otherwise payable in cash (whether related to the Award or otherwise) to the Participant the amount of any taxes which the Company or any of its Affiliates may be required to withhold with respect to such Award, or (c) if the Committee determines, to withhold Membership Units subject to the Award having a Fair Market Value of the minimum amount of any taxes which the Company or any of its Affiliates are required to withhold with respect to such Award.

13. Effective Date and Termination Dates

The Plan shall be effective as of August 3, 2011 and shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 9.

14. Miscellaneous

(a) ERISA. This Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

(b) No Right of Employment or Service. Nothing contained herein, in an Award Agreement or in an Award shall confer on any employee, director or consultant any right to be continued in the employ or service of the Company and/or any Affiliates, constitute any contract or agreement of employment or other service or affect an employee’s status as an at-will employee, nor shall anything contained herein, in any Award Agreement or an Award affect any rights which the Company and/or its Affiliates may have to change a person’s compensation or other benefits or terminate such person’s employment or association with the Company and/or its Affiliates for any reason (with or without cause, with or without compensation) at any time.

(c) Funding. Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Affiliates, nor shall any assets of the Company or any of its Affiliates be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

(d) Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive or are eligible to receive Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan and the terms and provisions of Awards under the Plan.

(e) Section Headings; Construction. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections. All words used in this Plan shall be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

(f) Severability. In the event any provision of the Plan or any Award Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the illegality, invalidity or unenforceability shall not affect the remaining provisions of the Plan and such Award Agreement and such illegal, invalid or unenforceable provision shall be deemed modified as it such provision had not been included.

(g) Survival of Terms; Conflicts. The provisions of the Plan shall survive the termination of the Plan to the extent consistent with, or necessary to carry out, the purposes thereof. Each Award Agreement remains subject to the terms of the Plan, however, in the event of any conflict between specific provisions of the Plan and an Award Agreement, the Award Agreement shall control.

(h) Arbitration. Any dispute with regard to the enforcement of this Plan and any Award Agreement hereunder shall be exclusively resolved by a single experienced arbitrator licensed to practice law in the State of Texas, selected in accordance with the American Arbitration Association (“AAA”) rules and procedures, at an arbitration to be conducted in the State of Arizona pursuant to the National Rules for the Resolution of Employment Disputes rules of AAA with the arbitrator applying the substantive law of the State of Delaware as provided for under Section 10(a) hereof. The AAA shall provide the parties hereto with lists for the selection of arbitrators composed entirely of arbitrators who are members of the National Academy of Arbitrators and who have prior experience in the arbitration of disputes between employers and senior executives. The determination of the arbitrator shall be final and binding on the parties hereto and judgment therein may be entered in any court of competent jurisdiction. Each party shall pay its own attorneys fees and disbursements and other costs of the arbitration.

IN WITNESS WHEREOF, the undersigned officer of the Company hereby certifies that the Plan was adopted by the written consent of the Board, duly executed on August 30, 2011.

By:	/s/ Rodney Faldyn
Name: Rodney Faldyn
Title: President and CEO

[Signature Page to Incentive Plan]